Exhibit 99.1

Trovagene Announces Participation at the 19th Annual Rodman & Renshaw Global Investment Conference in New York City September 10-12, 2017

SAN DIEGO, CA — August 31, 2017 — Trovagene, Inc. (NASDAQ: TROV), a precision medicine biotechnology company, today announced it will be featured as a presenting company at the 19th Annual Rodman & Renshaw Global Investment Conference, sponsored by H.C. Wainwright & Co., LLC.  The conference is being held on September 10-12, 2017 at Lotte New York Palace Hotel in New York City.

Bill Welch, CEO of Trovagene, will provide an overview of the Company’s business during the live presentation and will be available to participate in one-on-one meetings with investors who are registered to attend the conference.

If you are an institutional investor, and would like to attend the Company’s presentation, please click on the following link (www.rodmanevents.com) to register for the Rodman & Renshaw conference.  Once your registration is confirmed, you will be prompted to log into the conference website to request a one-on-one meeting with the Company.

Event:  19th Annual Rodman & Renshaw Global Investment Conference

Date:  September 12

Time:  5:05 — 5:30 PM EDT

Location:  Adams; Lotte New York Palace Hotel in New York City

The presentation will be webcast live.  To access the webcast, please visit http://wsw.com/webcast/rrshq27/trov.  The webcast replay will remain available for 90 days following the live presentation.

About Trovagene, Inc.

Trovagene is a precision medicine biotechnology company developing oncology therapeutics for improved cancer care by leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in tumor genomics.  Trovagene has broad intellectual property and proprietary technology to measure circulating tumor DNA (ctDNA) in urine and blood to identify and quantify clinically actionable markers for predicting response to cancer therapies.  Trovagene offers its PCM technology at its CLIA/CAP — accredited laboratory and plans to continue to vertically integrate its PCM technology with precision cancer therapeutics.  For more information, please visit https://www.trovagene.com.

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations.  There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful, or that Trovagene’s strategy to design its liquid biopsy tests to report on clinically actionable cancer genes will ultimately be successful or result in better reimbursement outcomes.  Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful.  Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2016, and other periodic reports filed with the Securities and Exchange Commission.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.  Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.  Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Trovagene Contact:

Vicki Kelemen

VP, Corporate Communications

858-952-7652

vkelemen@trovagene.com